Exhibit 10.3

PENTAIR PLC

OMNIBUS STOCK INCENTIVE PLAN

As Amended

Effective as of the Re-domicile Date (as defined below)

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background. Effective January 12, 1990, Pentair, Inc. combined its various equity compensation plans into one plan, the Pentair, Inc. 1990 Omnibus Stock Incentive Plan, to facilitate structuring of equity compensation awards and to permit administration of its equity compensation program under a consistent set of rules.

Pentair restated the Plan effective as of December 12, 2007 to conform the terms of the Plan with the requirements of section 409A of the Code and to make clarifying administrative changes. The Plan was most recently amended effective September 28, 2012 to reflect the effect of the consummation of the merger contemplated by the Merger Agreement, dated as of March 27, 2012, among Pentair, Inc., Tyco International Ltd., Pentair Ltd., Panthro Acquisition Co. and Panthro Merger Sub, Inc., in which Pentair, Inc. was merged with and into Panthro Merger Sub, Inc. and became a wholly owned subsidiary of Pentair Ltd. on September 28, 2012. The Plan is being amended and restated effective as of the consummation of the Re-domicile Merger on the Re-domicile Date to reflect the assumption of this Plan and all outstanding Awards by Pentair plc and the conversion of awards that related to common shares of Pentair Ltd. at the time of the Re-domicile Merger into awards that relate to ordinary shares of Pentair plc.

1.2    Purpose. Pentair maintains this comprehensive equity compensation and incentive plan for the following purposes:

(a) To promote the growth and success of Pentair by linking a significant portion of participant compensation to the increase in value of Pentair shares;

(b) To attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program;

(c) To reward innovation and outstanding performance as important contributing factors to Pentair’s growth and progress;

(d) To align the interests of executives and key employees with those of shareholders by reinforcing the relationship between participant rewards and shareholder gains obtained through the achievement by plan participants of short-term objectives and long-term goals; and

(e) To encourage executives and key employees to obtain and maintain an equity interest in Pentair.

SECTION 2

DEFINITIONS

Unless the context requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this or other sections of the Plan:

(1) “Affiliate” is any corporation, business trust, division, partnership, joint venture, limited liability company or other legal entity which is not a Subsidiary, but in which Pentair holds (directly or indirectly) a significant ownership interest, the employees of which the Committee has determined may be eligible for Awards, but only during periods of such ownership as the Committee shall prescribe.

(2) “Award” is an Option, SAR, Restricted Stock, Right to Restricted Stock, Restricted Unit, Performance Award or other cash or Stock incentive granted to a Participant, subject to the terms, conditions and restrictions of the Plan and to such other terms, conditions and restrictions as may be established with respect to an Award.

(3) “Board” is (a) prior to September 28, 2012, the Board of Directors of Pentair, Inc., as elected from time to time, (b) on and after September 28, 2012 and prior to the Re-domicile Date, the Board of Directors of Pentair Ltd., as elected from time to time or (c) on and after the Re-domicile Date, the Board of Directors of Pentair plc, as elected from time to time.

(4) “Change in Control” is a change in control of Pentair, as that term is defined in the KEESA. Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code section 409A, the definition of “Change in Control” (if a Change in Control results in the payment of such Award) shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code section 409A.

(5) “Code” is the Internal Revenue Code of 1986, as amended.

(6) “Committee” is the Compensation Committee of the Board, as appointed from time to time.

(7) “Consultant” is a person or entity rendering services to a member of the Pentair Group who is not an employee of any such member and who is not otherwise eligible to participate under this Plan or another similar type of equity compensation plan sponsored by Pentair, but who has contributed, or can be expected to contribute, to the growth and success of the Pentair Group or any member thereof.

(8) “Disabled” or “Disability” is a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by Pentair, or such similar mental or physical condition which the Committee may determine to be a Disability, regardless of whether either the individual or the condition is covered by any such long term disability plan.

(9) “Eligible Employee” is a key managerial, administrative or professional employee of a member of the Pentair Group whose position is generally evaluated at salary grade 25 or higher and who is in a position to make a material contribution to the continued profitable growth and long term success of the Pentair Group or any member thereof. In the case of employees of an Affiliate, this term shall not include individuals who are otherwise eligible to participate under the Plan or another similar plan sponsored by Pentair.

(10) “Fair Market Value” is the closing price of a share of Stock on the relevant date as reported on the New York Stock Exchange, or such other exchange as may then list Pentair Stock, or, in the event the Stock ceases to be so listed, as otherwise determined using procedures established by the Committee.

(11) “Fiscal Year” is the twelve (12) consecutive month period beginning January 1 and ending December 31.

(12) “Incentive Stock Option” or “ISO” is an Option which is designated as such and is intended to so qualify under Code section 422.

(13) “KEESA” is the Key Executive Employment and Severance Agreement between Pentair and key executives, as approved by the Board and in effect from time to time.

(14) “Nonqualified Stock Option” or “NQSO” is any Option which is not, or cannot be treated as, an ISO.

(15) “Option” is a right to purchase Stock subject to such terms and conditions as are established relative to the grant, or as otherwise provided under the Plan.

(16) “Participant” is an Eligible Employee or a Consultant approved by the Committee to receive an Award.

(17) “Pentair” is (a) prior to September 28, 2012, Pentair, Inc., a Minnesota corporation, (b) on and after September 28, 2012 and prior to the Re-domicile Date , Pentair Ltd., a Swiss company, and (c) on and after the Re-domicile Date, Pentair plc, an Irish company.

(18) “Pentair Group” is, as of any relevant date, Pentair and all Subsidiaries and Affiliates.

(19) “Performance Award” is an Award the payment of which is based solely on the degree of attainment of Performance Goals over a Performance Cycle, both as established relative to such Award.

(20) “Performance Cycle” is the period established relative to a Performance Award during which the performance of an individual with respect to the Performance Goals for the Pentair Group, or any subgroup thereof, any member of the Pentair Group or any unit, branch or division of such member, as relevant to the Award, is measured for the purpose of determining the extent to which a Performance Award has been earned.

(21) “Performance Goals” are the business or financial objectives, or both, established relative to a Performance Award and which are to be achieved over a Performance Cycle. The Performance Goals for Awards intended to qualify for the performance-based compensation exception under Code section 162(m) shall be related to one or more of the following business criteria: net income; stockholder return; stock price appreciation; earnings per share; revenue growth; return on investment; return on invested capital; earnings before interest, taxes, depreciation and amortization; operating income; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow; and new product releases.

(22) “Performance Share” is a share of Stock, Restricted Stock or a Right to Restricted Stock, the payment of which is determined by the Participant’s degree of attainment of Performance Goals over a Performance Cycle, or upon the lapse of any other restrictions, all as established relative to the Award.

(23) “Performance Unit” is a unit representing the right to receive an amount of cash or Stock, which amount is determined by the Participant’s degree of attainment of Performance Goals over a Performance Cycle, both as established relative to the Award.

(24) “Plan” is the Pentair plc Omnibus Stock Incentive Plan, as described in this plan document, and as it may be amended from time to time.

(25) “Re-domicile Date” is the effective date of the consummation of the Re-domicile Merger.

(26) “Re-domicile Merger” is the merger of Pentair Ltd. with and into Pentair plc.

(27) “Reload Option” is an Option granted to a Participant who, within five (5) years of the date an Option with a reload feature is granted, exercises such Option by making payment for all or part of the Option exercise price in shares of Stock.

(28) “Restricted Stock” is Stock issued to a Participant subject to such restrictions as are established relative to such Award, and which will remain subject to said restrictions until such time as the restrictions lapse.

(29) “Restricted Unit” is a unit representing the right to receive an amount of cash or Stock at such time as the restrictions established relative to the Award are satisfied.

(30) “Restriction Period” is the length of time established relative to an Award, during which the Participant receiving the Award cannot sell, assign, transfer, pledge or otherwise encumber any Stock so awarded and at the end of which the Participant obtains an unrestricted right to such Stock.

(31) “Retirement” is the ending of employment with the Pentair Group by a Participant who has attained age fifty-five (55) and completed ten (10) years of service with the Pentair Group.

(32) “Right to Restricted Stock” is a right awarded to a Participant to receive Stock or Restricted Stock at some future time, which Award is subject to such restrictions as may be established relative to the Award and which shall remain subject to such restrictions until said restrictions lapse and Stock or Restricted Stock can be issued to the Participant.

(33) “Significant Shareholder” is an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by Pentair or a Subsidiary corporation.

(34) “Stock” is (a) prior to September 28, 2012, Pentair, Inc. common stock, par value $0.16 2/3 per share, (b) on and after September 28, 2012 and prior to the Re-domicile Date, registered shares of Pentair Ltd., nominal value CHF 0.50 per share, subject to any capital changes, or (c) on and after the Re-domicile Date, ordinary shares of Pentair plc, nominal value $0.01 per share.

(35) “Stock Appreciation Right” or “SAR” is an Award which entitles a Participant to receive, subject to such terms and conditions as may be established relative to the Award, an amount of cash or shares of Stock, Restricted Stock or Rights to Restricted Stock measured by the increase in Fair Market Value of Stock from the date of grant to the date of exercise.

(36) “Subsidiary” is any corporation, business trust, division, partnership, joint venture, limited liability company or other legal entity in which Pentair owns (directly or indirectly) fifty percent (50%) or more of the voting stock, or rights analogous to voting stock, but only during the period such ownership interest exists.

(37) “Units” are Awards which entitle a Participant to receive, subject to such terms and conditions as are relevant to the Award, including the attainment of Performance Goals over a Performance Cycle, an amount measured by the change in the Fair Market Value of Stock, or such other amount as may be established relative to the Unit Award, which amount may be paid to the Participant in cash, Stock, Restricted Stock, Rights to Restricted Stock or any combination thereof.

SECTION 3

SHARES AVAILABLE FOR AWARDS

3.1    Number of Shares. The number of shares of Stock that may be issued or transferred to Participants on account of Awards which may be made during the term of the Plan is 5,000,000, plus the number of shares of Stock authorized for such purposes under prior versions of the plan which as of May 1, 2004 are not subject to awards under any such prior plan, subject to adjustment as provided in Section 3.2. Such shares of Stock shall be made available, at the discretion of the Committee, from authorized but unissued shares, treasury shares or shares acquired in the open market.

3.2    Adjustments to Maximum Number of Shares of Stock. (a) Reuse of Shares of Stock. For purposes of determining the number of shares of Stock available for issuance or delivery under the Plan at any given point in time, no Stock shall be deemed issued or delivered in connection with an Option until such Option is exercised and Stock is delivered to the Participant. If any Award, whether issued under the Plan or any prior version of the plan, is surrendered, exercised, cashed out, lapses, expires, or otherwise terminates without either Restricted or unrestricted Stock having been issued to the Participant, the number of shares subject to such Award, if any, shall be again available for issuance as Awards. Such number of shares of unrestricted Stock as are tendered by a Participant as full or partial payment of withholding or other taxes, the number of shares of Restricted Stock surrendered for tax payment purposes, and the number of shares used to pay an Option exercise price will again be available for issuance as Awards. Upon the exercise of an SAR issued in tandem with an Option or a Unit issued in tandem with an Award of Restricted Stock, Rights to Restricted Stock or Performance Shares, the exercise of the SAR or the Unit which does not settle in shares of Stock, Restricted Stock or Rights to Restricted Stock shall cancel the tandem Option or applicable Stock Award, making such number of shares of Stock again available for issuance as Awards.

(b) Antidilution. In the event of any merger, reorganization, consolidation, recapitalization, share exchange, Stock dividend, Stock split, spin-off or other change in Pentair corporate structure affecting the Stock, the Committee shall make substitutions or adjustments in the aggregate number and kinds of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards, and in the Award limits detailed in Section 3.3, provided that any such substitutions or adjustments will be, to the extent deemed appropriate by the Committee, consistent with the treatment of Stock not subject to the Plan, and that the number of shares subject to any Award will always be a whole number.

In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause Pentair to issue Options or assume other stock options, whether or not in a transaction to which Code section 424(a) applies, by means of substitution of new Options for previously issued stock options or an assumption of previously issued stock options. In such event the aggregate number of shares of Stock available for issuance as Awards will be increased to reflect such substitution or assumption, and such shares as are substituted or assumed shall not be counted against the limit set forth in Section 3.1.

3.3    Restrictions on Awards. The Awards granted to any one Participant in a Fiscal Year shall not exceed Options to purchase 750,000 shares of Stock, which number shall include any SARs granted in tandem with an Option; 500,000 shares of Restricted Stock or Rights to Restricted Stock, which number shall include any Restricted Units issued in tandem with such an Award; or Performance Shares with a Fair Market Value in excess of $3,000,000 for each year in a Performance Cycle, which number shall include any Performance Units issued in tandem with an Award of Performance Shares Furthermore, not more than twenty percent (20%) of the maximum number of shares of Stock available under the Plan may be used for Awards settled in Stock, Restricted Stock or Rights to Restricted Stock To the extent a Unit or SAR is granted in tandem with another Award and settles in Stock, Restricted Stock or Rights to Restricted Stock so as to cancel an Award of Units or SARs, such Unit or SAR shall be counted against the above limits; Units or SARs which will settle in cash shall not be so counted. For purposes of applying the dollar limit stated herein, all Awards shall be valued using the Fair Market Value of Stock on the date the Award is made, without regard to any vesting or other restrictions which may then apply.

3.4    Vesting of Awards. Except as otherwise provided in Section 6 or Section 8, and subject to the discretion of the Committee as described in Section 9.1, Awards shall vest as herein described.

(a) Options. Awards of ISOs and NQSOs shall vest, or become exercisable, over a term which shall not be less than three (3) years, with not more than one-third of an Award of Options vesting on the first anniversary of the grant date, not more than one-third on the second anniversary of the grant date, and not more than one-third on the third anniversary of the grant date. To the extent Options treated as ISOs cannot be treated as such due to the application of the exercise limits contained in Section 4.2(b), such Options shall be exercisable as NQSOs, and shall vest in accordance with the vesting provisions applicable to such ISOs at the time of grant; such Options shall not be treated as a new grant of NQSOs for vesting purposes. Unless another vesting term is established by the Committee, Reload Options are vested and exercisable as of the grant date.

(b) Stock Appreciation Rights. Stock Appreciation Rights shall vest and become exercisable at such time as is established as a term or condition of the Award. To the extent SARs are issued in tandem with Options, such SARs shall vest at the same times and over the same period as the related Options.

(c) Restricted Stock, Rights to Restricted Stock and Restricted Units. Awards of Restricted Stock, Rights to Restricted Stock and Restricted Units shall vest following completion of the Restriction Period established relative to the Award. No portion of such an Award shall vest sooner than the third anniversary of the grant date. Restricted Units shall vest at such time as is established as a term or condition of the Award. Restricted Units awarded in tandem with Restricted Stock or Rights to Restricted Stock, shall vest at the same times and over the same period as the related Restricted Stock or Rights to Restricted Stock.

(d) Performance Awards. An Award of Performance Shares or Performance Units shall establish a Performance Cycle which shall be not less than one (1) year, but may be of any other length as the Committee may determine. At the end of a Performance Cycle, Performance Shares or Performance Units, to the extent earned, shall be vested. Performance Units shall vest at such time as is established as a term or condition of the Award. To the extent Performance Units are awarded in tandem with Performance Shares, such Units shall vest at the same times and over the same period as the Performance Shares.

(e) Other Awards. To the extent the Committee makes an Award other than one of the types of Awards described herein, such Award shall vest at the time or times and over the period established relative to such Award.

(f) Exceptions to Vesting Rules. The Committee shall have the discretion to make an Award with any vesting condition, including making such Award vested at grant, to the extent it deems such action is necessary in relation to business circumstances then existing. As an example, to align the interests of a newly hired Participant with those of Pentair, the Committee may determine it is necessary to make an Award that will provide such individual with immediate ownership of Stock.

SECTION 4

TYPES AND TERMS OF AWARDS

4.1    General. The Committee shall determine the type or types of Awards to be granted to each Participant, which Awards shall be evidenced by such written or electronic documents as the Committee shall authorize. The types of Awards described herein may be granted under the Plan. If an Option (other than an ISO) or SAR is granted to a Participant who does not provide services to Pentair or any other member of the Pentair Group that is considered an “eligible issuer of service recipient stock” within the meaning of the regulations promulgated under Code section 409A, then such Option or SAR is considered deferred compensation that must comply with the requirements of Code section 409A.

4.2    Incentive Stock Options. (a) Grant of ISOs. Incentive Stock Options shall have an exercise price equal to not less than one hundred percent (100%) of the Fair Market Value of Stock on the date of grant. If an ISO is granted to a Significant Shareholder, the exercise price shall not be less than 110% of the Fair Market Value of Stock on the date of grant. Unless earlier terminated, ISOs shall expire not later than ten (10) years from the date of grant. ISOs awarded to a Significant Shareholder shall expire not later than five (5) years from the date of grant. The term of an ISO may extend beyond the Plan termination date. No ISO shall contain terms which would limit or otherwise affect a Participant’s right to exercise any other Option, nor shall any NQSO contain any terms which will limit or otherwise affect the Participant’s right to exercise any other Option in such a manner that an Option intended to be an ISO would be deemed a tandem option.

(b) ISO Exercise Limit. The aggregate Fair Market Value of Stock, determined as of the date of grant, subject to an Award of ISOs which may become exercisable for the first time in any calendar year, shall not exceed $100,000 and, to the extent such limit is exceeded, any Options which exceed the limit shall be treated as NQSOs. In determining whether this exercisability limit has been met or exceeded, ISOs are taken into account in the order granted, and any acceleration of an ISO exercise date shall change the date the ISO is first exercisable for purposes of applying this limit. Notwithstanding this limit, Options granted with an aggregate Fair Market Value not in excess of $100,000 need not be designated as ISOs. In the event this exercise limit shall be adjusted by law, this Section 4.2 (b) shall be applied so as to take into account such limit as adjusted.

4.3    Nonqualified Stock Options. Nonqualified Stock Options granted under the Plan shall have an exercise price equal to not less than one hundred percent (100%) of the Fair Market Value of Stock on the date of grant. NQSOs shall expire at such time or times as specified in documents evidencing the grant, although all such Options shall expire not later than ten (10) years from the date of grant. The term of a NQSO may extend beyond the Plan termination date.

4.4    Reload Options. If the Committee, in its discretion, grants an Option with a reload feature, a Participant who, within five (5) years of the grant date, exercises such an Option by tendering Stock as payment for the exercise price shall receive a grant of Reload Options. The number of Reload Options granted shall be equal to the number of shares of Stock utilized by the Participant to pay the exercise price. Each Reload Option shall have an exercise price equal to one hundred percent (100%) of the Fair Market Value of Stock on the date the Reload Option is granted, and shall expire at the same time as the Option exercised would have expired by its terms. The Reload Options may be granted as either ISOs or NQSOs and, to the extent allowable under applicable law, will be the same type of Option as was exercised to trigger the grant of the Reload Option. Reload Options shall be subject to the same terms and conditions as the Option exercised, except that the use of Stock to pay the exercise price of a Reload Option will not entitle the Participant to another grant of Reload Options. Any Options exercised after a Participant ends employment or otherwise ceases to provide services to the Pentair Group shall not be eligible for a grant of Reload Options, regardless of whether such Option was originally granted with a reload feature, and regardless of the manner in which the exercise price is paid.

4.5    Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with Options and may relate to any number of shares of Stock a Participant could acquire by exercise of an underlying ISO or NQSO. SARs also may be granted in any number without relation to an Option Award. An Award of SARs not related to Options shall specify the terms and conditions applicable to the Award, provided that no SAR shall contain any terms which will limit or otherwise affect the ability of an ISO to qualify as such.

4.6    Restricted Stock and Performance Shares. (a) Awards of Restricted Stock. An Award of Restricted Stock shall specify the number of shares of Stock so awarded, the Restriction Period applicable to the Award and any other restrictions which shall apply to the Award. In addition to such other restrictions as may be specified at the time a Restricted Stock Award is made, each share of Restricted Stock shall also be subject to the following restrictions:

(i) No share of Restricted Stock may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of while subject to any restrictions.

(ii) Except as otherwise provided in the Plan, unless the Participant remains continuously employed by a member of the Pentair Group until all restrictions lapse or are otherwise removed by the Committee, all Restricted Stock awarded to such Participant shall be forfeited and returned to Pentair.

During the time Restricted Stock remains subject to the relevant restrictions, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Stock and, unless the Committee shall provide otherwise, the right to receive dividends paid with respect to such Stock.

(b) Awards of Performance Shares. The Performance Goals which shall apply to a Performance Award shall be established by the Committee before the Performance Cycle commences or, if after such Performance Cycle has commenced, while achievement of the Performance Goal is substantially uncertain. In awarding Performance Shares, the Committee shall have the discretion to use such performance measures as it deems appropriate with respect to Participants who are not reasonably likely to be covered employees, within the meaning of Code section 162(m), at the time all or any part of a Restricted Stock or Performance Share Award is otherwise deductible by the Participant’s employer for federal income tax purposes.

4.7    Rights to Restricted Stock. Rights to Restricted Stock shall be subject to the same terms and conditions as Restricted Stock, as described in Section 4.6, except that Participants receiving an Award of Rights to Restricted Stock shall not have any of the rights of a shareholder until such time as the Rights to Restricted Stock vest, all restrictions are removed and the Stock is issued to the Participant. In the discretion of the Committee, however, a Participant may receive payment of, or have credited to a bookkeeping account established for this purpose the equivalent of, the amounts that would otherwise be payable as dividends on the number of shares of Stock into which the Rights to Restricted Stock may be converted.

4.8    Unit Awards. (a) Restricted Units. Restricted Units may be granted in tandem with Awards of Restricted Stock or Rights to Restricted Stock, and may relate to any number of such shares. Restricted Units also may be granted without relation to an Award of Restricted Stock or Rights to Restricted Stock. An Award of Restricted Units shall specify the Restriction Period and other restrictions which may relate to such Units. Restricted Units awarded in tandem with an Award of Restricted Stock or Rights to Restricted Stock shall be subject to the same terms and conditions as the Award of Restricted Stock or Rights to Restricted Stock to which such Units relate.

(b) Performance Units. Performance Units may be granted in tandem with Performance Shares and may relate to any number of such shares. Performance Units may also be granted without relation to an Award of Performance Shares. An Award of Performance Units shall also specify the Performance Goals and Performance Cycle applicable to the Award. Performance Units issued in tandem with an Award of Performance Shares shall have the same Performance Goals and Performance Cycle as the Performance Shares to which they relate. The value, if any, of Performance Units shall be paid to the Participant based upon the degree to which the Performance Goals were attained, with such results determined as soon as practicable after the Performance Cycle ends.

4.9    Other Stock or Cash Awards. The Committee may, in its sole discretion, grant other types of Awards, which Awards may be payable in cash, Stock, Restricted Stock or Rights to Restricted Stock. Such Awards may be granted singly, in combination with, in replacement of or as alternatives to the grants or Awards described in this Section 4, subject to such terms and conditions as may be established in the documents evidencing the Award. Any such Award shall be consistent with the other types of Awards described herein, subject to the limits stated in Section 3.3 and consistent with the goals and objectives of the Plan.

SECTION 5

SETTLEMENT OF AWARDS

5.1    Forms of Payment. Awards shall settle in accordance with the terms and conditions relevant to such Award, and in accordance with the procedures herein described.

5.2    Exercising Options. Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to Pentair in such manner as may be prescribed. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept.

Payment in full may be made in the form of Stock already owned by the Participant, which Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Stock may not transfer fractional shares or shares of Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present Stock certificates when making payment in Stock, so long as other satisfactory proof of ownership of the Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Stock to pay the exercise price). The Committee shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or any applicable law.

5.3    Exercise of SARs. Stock Appreciation Rights may be exercised at the time, to the extent and subject to the conditions applicable to the Award. If the SARs were issued in tandem with an Option, the SAR is exercisable only when the Fair Market Value of the Stock subject to the Award exceeds the Stock’s Fair Market Value on the date of grant. Stock Appreciation Rights issued without relation to an Option Award shall be exercisable, and the value of the SARs determined, in accordance with the terms and conditions relevant to the Award. To the extent an SAR is granted in tandem with an Option, the exercise of the SAR shall cancel the related Option, and the exercise of such Option shall cancel any related SAR. The amount paid to the Participant upon the exercise of an SAR shall be the amount established at the time the Award was made and shall be not more than one hundred percent (100%) of the difference between the Fair Market Value of the Stock as determined on the date the SAR is granted and the Fair Market Value of the Stock on the date of exercise.

5.4    Restricted Stock, Rights to Restricted Stock and Restricted Units. Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Rights to Restricted Stock or Restricted Units are met and the Restriction Period expires, ownership of the Stock awarded subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires. To the extent a Restricted Unit was granted in tandem with an Award of Restricted Stock or Rights to Restricted Stock, payment of the Unit in cash shall cancel the related Award of Restricted Stock or Rights to Restricted Stock, and transfer of the Stock free of restrictions shall cancel the related Restricted Unit.

5.5    Performance Shares and Performance Units. Except as otherwise provided in the Plan, a Performance Award shall be paid to the Participant after earned in accordance with the terms and conditions applicable to the Award. All determinations with respect to the degree to which the Performance Goals were met during the Performance Cycle shall be made as soon as practicable after the end of the Performance Cycle. Performance Awards may be paid in cash, Stock, Restricted Stock, Rights to Restricted Stock, or any combination thereof as the Committee may determine. To the extent Performance Units were awarded in tandem with Performance Shares, payment of the Units in cash shall cancel the related Award of Performance Shares, and payment of the Performance Share Award in Stock shall cancel the related Performance Unit.

5.6    Delivery of Stock. As soon as practicable after the exercise of an Option, the satisfaction of restrictions applicable to Restricted Stock or Rights to Restricted Stock or the satisfactory attainment of Performance Goals over a Performance Cycle, Pentair shall cause to be delivered to the Participant evidence of the Participant’s unconditional ownership of such Stock, whether through use of certificated or uncertificated shares. Shares acquired pursuant to the exercise of an ISO shall be designated as such on the records maintained by Pentair for this purpose.

5.7    Deferral of Recognition of Awards. To the extent allowed by the Committee, Participants may elect to defer the income recognized due to the exercise of an NQSO or SAR, the lapse of restrictions applicable to Restricted Stock or Restricted Units, the earning of a Performance Award, or the payment of any other type of Award (other than an ISO). Any such election must be made in the form and manner as specified by the Committee.

SECTION 6

TERMINATION OF AWARDS

6.1    General Rule. Except as otherwise provided herein, and subject to the discretion of the Committee as described in Section 9.1, Options and SARs may be exercised and Awards of Restricted Stock, Rights to Restricted Stock, Restricted Units, Performance Shares or Performance Units paid only in accordance with the terms and conditions specified relative to the grant or, in the case of a Change in Control, as provided in Section 8.

6.2    Termination of Employment or Service. If a Participant’s employment with the Pentair Group ends for any reason other than (i) a termination for cause, (ii) Retirement, (iii) death or (iv) Disability, any outstanding Options or SARs, to the extent otherwise exercisable on the date the Participant’s employment ends, may be exercised no later than ninety (90) days following the Participant’s termination date or, if earlier, the expiration date of the Option or SAR. At the conclusion of such ninety (90) day period, all such Options and SARs then unexercised shall be forfeited. All other Awards made to the Participant, to the extent not then earned or paid to the Participant, shall terminate no later than the Participant’s last day of employment.

6.3    Retirement. (a) Retirement of Corporate Officer. Upon Retirement of a Participant who is then a Board appointed corporate officer any outstanding Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment) until the earlier of the expiration date specified at the time the Award was made and the fifth anniversary of such Participant’s Retirement date; provided, however, such extension shall result in the conversion of an ISO to a NQSO to the extent provided under the Code. The Restriction Period applicable to Awards of Restricted Stock, Rights to Restricted Stock or Restricted Units outstanding on the Participant’s Retirement date, as well as any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied. Payment for all such Awards shall be made to the

Participant in either unrestricted shares of Stock or cash, depending on the payment terms applicable to such Award. All Performance Awards outstanding on the Participant’s Retirement Date shall be paid in either unrestricted shares of Stock or cash, as the case may be, based on the degree to which the Participant had attained the applicable Performance Goals as of such Participant’s Retirement date.

(b) Other Participants. Upon Retirement of a Participant not covered by Section 6.3(a), any Options and SARs exercisable on such a Participant’s Retirement date may be exercised no later than ninety (90) days following such date or, if earlier, the expiration date of the Option or SAR. At the end of such ninety (90) day period, all Options and SARs then unexercised shall be forfeited. The Restriction Period applicable to an outstanding Award of Restricted Stock, Rights to Restricted Stock or Restricted Units shall be deemed to have lapsed on a prorated basis, based on the portion of the Restriction Period which the Participant has completed at the time of Retirement. The amount earned and payable on account of an outstanding Performance Award shall also be prorated based on the degree to which the Participant has attained the relevant Performance Goals and the portion of the Performance Cycle completed as of the date of Retirement.

6.4    Death of Participant. If a Participant dies during employment with a member of the Pentair Group, all outstanding Options and SARS shall be exercisable by, or paid to, the Participant’s estate or the person who has acquired the right to exercise Options or SARs by bequest or inheritance. The Participant’s estate, or any person who succeeds to the Participant’s benefits under the Plan, shall have up to twelve (12) months to exercise any outstanding Options or SARs to the same extent the Participant would have been entitled to exercise said Options or SARs on the date of death. At the end of said twelve (12) month period, all Options and SARs then unexercised shall be forfeited. The Restriction Period applicable to an outstanding Award of Restricted Stock, Rights to Restricted Stock or Restricted Units shall be deemed to have lapsed on a prorated basis, using the portion of the Restriction Period which the Participant had completed on the date of death. The amount earned and payable on account of an outstanding Performance Award shall also be prorated based on the degree to which the Participant had attained the relevant Performance Goals and the portion of the Performance Cycle completed as of the date of death.

6.5    Disability of Participant. If a Participant’s employment with all members of the Pentair Group ends due to a Disability, the Participant shall have up to twelve (12) months to exercise any outstanding Options or SARs to the same extent the Participant would have been entitled to exercise said Options or SARs as of the date the Disability determination is effective. At the end of said twelve (12) month period all Options or SARs then unexercised shall be forfeited. The Restriction Period applicable to an outstanding Award of Restricted Stock, Rights to Restricted Stock or Restricted Units shall be deemed to have lapsed on a prorated basis, based on the portion of the Restriction Period the Participant had completed as of the date of Disability. The amount earned and payable on account of an outstanding Performance Award shall also be prorated based on the degree to which the Participant had attained the relevant Performance Goals and the portion of the Performance Cycle completed as of the date of Disability. The Committee shall have such discretion as is necessary to determine whether and when a Participant is considered Disabled for purposes of the Plan.

6.6    Termination for Cause. If a Participant’s employment with all members of the Pentair Group is terminated for cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. The Committee shall have discretion to determine whether this Section 6.6 shall apply, whether the event or conduct at issue constitutes cause for termination of employment and the date on which Awards to a Participant shall terminate. For purposes of the Plan, termination for cause shall include, but is not limited to: (i) a material violation of any Pentair policy, including any policy contained in the Pentair Code of Business Conduct, (ii) embezzlement from, or theft of property belonging to a member of the Pentair Group, (iii) willful failure to perform or gross negligence in the performance of or failure to perform assigned duties or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Pentair Group or a member thereof.

6.7    Consultants. The Committee shall have the discretion to determine whether and how the provisions of Sections 6.3 through 6.6 shall apply to a Consultant, and when a Consultant shall be considered to have ceased providing services to the Pentair Group for purposes of applying Section 6.2.

SECTION 7

TRANSFERABILITY

7.1    General. Except as otherwise provided in this Section 7, Awards cannot be assigned, transferred (other than by will or the laws of descent and distribution), pledged, or otherwise encumbered (whether by operation of law or otherwise).

7.2    Limited Purpose Transfers. (a) Allowable Transfers. If allowed by the Committee, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than ISOs, to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trust established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Committee may create additional conditions and requirements applicable to the transfer of Awards.

(b) Treatment of Options After Transfer. Following the allowable transfer of a vested NQSO, such Option shall continue to be subject to the same terms and conditions as were applicable to the NQSOs immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Option and the Plan’s Change in Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee. With respect to a Change in Control, however, such event as may cause the termination of Awards shall continue to apply with respect to the Participant, following which event the transferred NQSOs shall be exercisable by the transferee only to the extent and for the periods specified in Section 8. If the transferred NQSOs are exercised at such time and in such manner as to result in a grant of Reload Options, the Reload Options shall be granted to the Participant.

SECTION 8

CHANGE IN CONTROL

8.1    Treatment of Options. Upon the occurrence of a Change in Control, all Options granted to a Participant who is then employed by Pentair or a Subsidiary shall, to the extent not then vested or exercised, become fully vested and immediately exercisable without regard to the terms and conditions attached to such Options. To the extent such Options are then exercised under circumstances which would otherwise result in a grant of Reload Options to the Participant, no such Reload Options will be granted.

8.2    Treatment of Restricted Stock. Upon the occurrence of a Change in Control, the restrictions then applicable to all outstanding shares of Restricted Stock awarded under the Plan shall automatically lapse. If on the Change in Control date any dividends declared with respect to such Restricted Stock have not been paid to the Participant, then all such amounts shall be paid within ten (10) days of the Change in Control date.

8.3    Treatment of Rights to Restricted Stock. Upon the occurrence of a Change in Control, all Rights to Restricted Stock shall be fully and immediately vested and the Participant shall be paid within ten (10) days the cash value of the shares of Stock which otherwise would have been issued based on the Fair Market Value of the Stock on the Change in Control date, together with any then unpaid dividends which have been declared on the number of shares of Stock into which an Award of Rights to Restricted Stock can then be converted.

8.4    Treatment of Performance Shares. Upon the occurrence of a Change in Control, the Performance Goals then applicable to all outstanding Performance Shares shall be deemed satisfied. The Committee shall have the discretion to pay to the Participant, in cash or Stock, such amount of the Award, if any, as it shall determine within ten (10) days of the Change in Control date, together with any dividends declared with respect to such shares which have not yet been paid.

8.5    Treatment of Units. Outstanding Awards of Units shall be valued by assuming that all Performance Goals have been satisfied and any other restrictions applicable to such Award have been met or have otherwise lapsed. The Committee shall have the discretion to pay to the Participant such amount of the Award, if any, as it shall determine within ten (10) days of the Change in Control date. If such Units were issued in tandem with another Award, payment for such Units shall be made in Stock or cash, depending on the payment terms relevant to the Award.

8.6    Participants Covered Under a KEESA. The provisions of this Section 8 shall also apply to a Participant who terminates employment before a Change in Control if the Participant has entered into a KEESA and is entitled to benefits thereunder pursuant to Section 3(b) of the KEESA.

8.7    Governing Documents. In the case of any conflict between the provisions of this Section 8 and any other provisions of the Plan, this Section 8 will control. In the case of any conflict between the terms of this Plan and the terms and provisions of a Participant’s KEESA, the terms of such KEESA shall control to the extent more beneficial to such Participant, and the obligations of Pentair under such KEESA shall be in addition to any of its obligations under the Plan.

SECTION 9

ADMINISTRATION

9.1    Committee as Administrator. (a) General. The Plan shall be administered by the Committee, which shall have full power and authority to select Participants, interpret the Plan, grant Awards, continue, accelerate, or suspend the exercisability or vesting of an Award, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate. Notwithstanding the above statement, once established the Committee shall have no discretion to increase the amount of compensation a Participant whose Awards are, or are reasonably thought to be, subject to Code section 162(m) may earn by application of any Performance Goals relevant to an Award, although the Committee shall retain the discretion to decrease the amount of compensation a Participant may earn under the terms of an Award. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than Retirement, death, Disability or a Change in Control shall be made only in response to business circumstances then existing and, if appropriate, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of accelerated payment.

(b) Compliance with Applicable Law. The power and authority of the Committee shall include, but not be limited to, making such amendments or modifications to the Plan or to an Award as may be necessary or desirable to make available to Participants tax or other benefits of, or to comply with, the laws, regulations or accounting rules of the United States, any state, any other domestic jurisdiction or any foreign jurisdiction in which any member of the Pentair Groups operates or in which Participants who are subject to such laws reside or work.

(c) Code Section 409A. The provisions of Code section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code section 409A to comply therewith.

9.2    Delegation of Authority. To the extent permitted under Minnesota law, the Committee may delegate to officers of Pentair any or all of its duties, power and authority under the Plan subject to such conditions or limitations as the Committee may establish. Notwithstanding the preceding sentence, the Committee may not delegate the power to amend or terminate the Plan nor the authority to award performance-based compensation or determine the degree to which such compensation has been earned with respect to an Award for a Participant who is, or is reasonably thought to be, subject to Code section 162(m). In no event, however, shall an officer of Pentair have or obtain the authority to grant Awards to himself or herself or to any person who is subject to Section 16 of the Securities Exchange Act of 1934.

9.3    Accounting Standards. Calculation of changes to any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by Pentair or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant.

9.4    Amendment of Awards. Except as otherwise provided in the Plan, the Committee shall have the discretion to amend the terms of any Award. Any such amendment may be made either prospectively or retroactively, as necessary, provided that no such amendment shall either impair the rights of an affected Participant without the consent of such Participant or amend the terms of an Option or an SAR so as to reduce the Option price or SAR grant price. Absent shareholder approval, the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR with a lower Option price or SAR grant price, if such action would have the same economic effect as reducing the Option price or SAR grant price of such a cancelled Option or SAR. Notwithstanding the foregoing, in no event may the exercise price of an Option or the grant price of an SAR be reduced, even with the approval of the Company’s shareholders, unless such reduction is made pursuant to the adjustment provisions contained in Section 3.2 of the Plan and in accordance with section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations, or in connection with a transaction which is considered the grant of a new Option or SAR for purposes of section 409A of the Code, provided that the new exercise price or grant price is not less than the Fair Market Value of a share of Stock on the new grant date.

9.5    Term of Plan. The Plan terminated on May 1, 2008.

SECTION 10

PLAN AMENDMENT AND TERMINATION

10.1    Plan Amendment. Pentair may, by written resolution of its Board or through action of the Committee, at any time and from time to time, amend the Plan in whole or in part. Notwithstanding this authority, no such amendment shall, without shareholder approval, have the effect of repricing an Option, increasing the number of shares of Stock available for purposes of making Awards, increasing the limits described in Section 3.3 applicable to various types of Awards, materially enhancing the benefits available to Participants, materially expanding the class of individuals who are eligible to receive Awards, or making such other change as would, under applicable law or regulation, or standards issued by a self-regulating organization, require shareholder approval.

10.2    Plan Termination. Pentair may, by written resolution of its Board, terminate the Plan at any time.

SECTION 11

MISCELLANEOUS

11.1    Participant Rights. The right of a member of the Pentair Group to discipline or discharge a Participant, or to exercise any rights related to the tenure of any individual’s employment or other service shall not be affected in any manner by the existence of the Plan or any action taken pursuant to the Plan. The selection of an individual to receive an Award in any given Fiscal Year shall not require that such individual receive an Award in any subsequent Fiscal Year. Furthermore, the grant to a Participant of a specific type of Award does not require that such individual be selected to receive any other type of Award. The Committee has the discretion to consider such factors as it deems pertinent when selecting Participants and determining the type and amount of Awards to be made to a Participant.

11.2    Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify Pentair within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify Pentair within seven (7) days of the date the Restricted Stock subject to the election is awarded.

11.3    Funding. The Plan is an unfunded plan, and Pentair has no obligation to create any trust or separate fund or to otherwise set aside funds or segregate assets to ensure payment of any Award. The Plan does not create a fiduciary relationship between Pentair and any Participant or other person. To the extent any Participant or other person holds any rights by virtue of an Award under the Plan, such right shall, except as may otherwise be provided in a KEESA, be no greater than the right of an unsecured general creditor of Pentair.

11.4    Expenses. The expenses of maintaining and administering the Plan shall be borne by Pentair.

11.5    Indemnification. To the extent permitted by law, members of the Committee and the Board shall be indemnified and held harmless by Pentair with respect to any loss, cost, liability or expense that may reasonably be incurred in connection with any claim, action, suit or proceeding which may arise by reason of any act or omission under the Plan taken within the scope of the authority delegated hereunder.

11.6    Communications. Pentair may, unless otherwise prescribed by any applicable state or federal law or regulation, provide to Participants any notices, grants, Awards, forms, reports or shares of Stock by using either paper or electronic means.

11.7    Interpretation. Section and subsection headings are for convenience of reference and not part of this Plan, and shall not influence its interpretation. Wherever any words are used in the Plan in the singular, masculine, feminine or neuter form, they shall be construed as though they were also used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable.

11.8    Governing Law. To the extent not preempted by applicable federal law, the construction and interpretation of the Plan shall be made in accordance with the substantive laws of the State of Minnesota, but without regard to any choice or conflict of laws provisions thereof.

11.9    Severability. If any provision of the Plan shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and such remaining provisions shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.